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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement
(Form S-1 No. 333-   ) of Caribiner International, Inc. for the registration
of 140,070 shares of its common stock, of the reference to our firm under the caption "Experts" and to the use of our report dated December 18, 1996 with respect to the Consolidated Financial Statements of SCH International Limited, included in the Registration Statement (Form S-1 No. 333-18327) and related Prospectus of Caribiner International, Inc.

                                          /s/ Ernst & Young
                                          Chartered Accountants

London, England
February 26, 1997